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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the following Registration Statements of Millennium Chemicals Inc. on Form S-8 (No. 333-13143) pertaining to the Quantum Chemical Retirement Savings & Investment Plan, (No. 333-13147) pertaining to the Quantum Chemical Retirement Savings & Investment Plan for Hourly Represented Employees, and (No. 333-13717) pertaining to the Millennium Chemicals Inc. Long-Term Stock Incentive Plan of our report on the Equistar Chemicals, LP financial statements dated February 16, 1998, except as to the information presented in Note 18, for which the date is March 20, 1998, which appears on page F-6 of this Form 10-K.

PRICE WATERHOUSE LLP                                      COOPERS & LYBRAND L.L.P.
Morristown, New Jersey                                    Houston, Texas
March 27, 1998                                            March 27, 1998
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